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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to use in this Registration Statement on Form N-2 of our report dated May 21, 2001, relating to the statement of assets and liabilities of Cohen & Steers Advantage Income Realty Fund, Inc. as of May 21, 2001 and the related statement of operations for the one day then ended. We also consent to the references to us under the headings "Independent Auditors" and "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
July 16, 2001